UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

SBS Technologies, Inc.
(Exact name of registrant as specified in its charter)

New Mexico	1-10981	85-0359415
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 Louisiana Blvd. NE AFC Building 5, Suite 600
Albuquerque, New Mexico    87110
(Address of principal executive offices including zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On August 30, 2004, SBS Technologies, Inc. (the "Company") sent a notice to directors, executive officers and other key personnel, and participants in the SBS Technologies, Inc. 401(k) Profit Sharing Plan (the "Plan") informing them that the Plan will be changing record keeping systems. As a result of these changes, a blackout period is expected to begin in effect on Thursday, September 30, 2004 at 3:00 p.m. ET and end at approximately 4:00 p.m. ET on Monday, October 18, 2004. During this blackout period, Plan participants will be unable to direct or diversify investments in their individual accounts, obtain a loan from the plan, or obtain a distribution from the plan. In addition, during the blackout period, directors, executive officers and other key personnel of the Company will be prohibited from purchasing, selling or otherwise acquiring or transferring equity securities of the Company, whether inside or outside their Plan accounts. The notice was provided pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR ("Blackout Trading Restriction"). A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Inquiries regarding the blackout period should be directed to Carla Quick, Director of Human Resources, (505) 875-0600, 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, NM 87110.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Notice of Blackout Period to Directors, Executive Officers and other Key Company personnel, and participants in the SBS Technologies, Inc. 401(k) Profit Sharing Plan dated August 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS Technologies, Inc.

Dated: August 30, 2004

By:/s/ JAMES E. DIXON, JR.
 James E. Dixon, Jr.
Executive Vice President
Chief Financial Officer; and
Treasurer

EXHIBIT INDEX
Exhibit Number	Description
99.1 *	Notice of Blackout Period to Directors, Executive Officers and other Key Company personnel, and participants in the SBS Technologies, Inc. 401(k) Profit Sharing Plan dated August 30, 2004.

*    Also provided in PDF format as a courtesy.